                                                                  EXHIBIT 1


                          DUKE REALTY INVESTMENTS, INC.
                            (an Indiana Corporation)

                             4,000,000 Common Shares

                                 TERMS AGREEMENT


                                                  March 25, 1996



TO:  Duke Realty Investments, Inc.
     8888 Keystone Crossing Suite 1150
     Indianapolis, IN 46240

Attention:          Chairman of the Board of Directors

Ladies and Gentlemen:

          We (the "Representatives") understand that Duke Realty Investments, Inc., an Indiana corporation (the "Company"), proposes to issue and sell 4,000,000 shares of common stock (the "Common Stock")(such Common Stock being hereinafter referred to as the "Underwritten Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, the underwriters named below (the "Underwriters") offer to purchase, severally and not jointly, the respective numbers of Initial Underwritten Securities (as defined in the Underwriting Agreement referred to below) set forth below opposite their respective names, and a proportionate share of Option Securities (as defined in the Underwriting Agreement referred to below), to the extent any are purchased, at the purchase price set forth below.


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

                                                               Number of Initial
Name of Underwriter                                         Underwritten Securities
------------------------------------------------------------------------------------

Merrill Lynch, Pierce, Fenner & Smith Incorporated                    448,000
Alex. Brown & Sons Incorporated                                       448,000
Dean Witter Reynolds Inc.                                             448,000
A.G. Edwards & Sons, Inc.                                             448,000
McDonald & Company Securities, Inc.                                   448,000
Legg Mason Wood Walker, Incorporated                                   80,000
Prudential Securities Incorporated                                     80,000
Salomon Brothers Inc                                                   80,000
Smith Barney Inc.                                                      80,000
Advest, Inc.                                                           40,000
Robert W. Baird & Co. Incorporated                                     40,000
J.C. Bradford & Co.                                                    40,000
City Securities Corporation                                            40,000
Cowen & Company                                                        40,000
Dain Bosworth Incorporated                                             40,000
Doft & Co., Inc.                                                       40,000
Dominick & Dominick, Incorporated                                      40,000
Duff & Phelps Securities Co.                                           40,000
EVEREN Securities, Inc.                                                40,000
Fahnestock & Co. Inc.                                                  40,000
First Albany Corporation                                               40,000
First of Michigan Corporation                                          40,000
Friedman, Billings, Ramsey & Co., Inc.                                 40,000
Furman Selz LLC                                                        40,000
Interstate/Johnson Lane Corporation                                    40,000
Janney Montgomery Scott Inc.                                           40,000
Edward D. Jones & Co., L.P.                                            40,000
Morgan Keegan & Company, Inc.                                          40,000
NatCity Investments, Inc.                                              40,000
David A. Noyes & Company                                               40,000
The Ohio Company                                                       40,000
Ormes Capital Markets, Inc.                                            40,000
Pennsylvania Merchant Group Ltd                                        40,000
Piper Jaffray Inc.                                                     40,000
Principal Financial Securities, Inc.                                   40,000
Rauscher Pierce Refsnes, Inc.                                          40,000
Raymond James & Associates, Inc.                                       40,000
The Robinson-Humphrey Company, Inc.                                    40,000
Roney & Co., LLC                                                       40,000
Stephens Inc.                                                          40,000
Sutro & Co. Incorporated                                               40,000
Traub and Company, Inc.                                                40,000
Utendahl Capital Partners, L.P.                                        40,000
Wheat, First Securities, Inc.                                          40,000
William K. Woodruff & Company Incorporated                             40,000
                                                                    ---------
TOTAL                                                               4,000,000
                                                                    ---------
                                                                    ---------


          The Underwritten Securities shall have the following terms:


Title of Securities:                         Common Stock
Number of Shares:                            4,000,000
Initial public offering price per share:     $30.125
Purchase price per share:                    $28.540
Number of Option Securities:                 600,000
Closing Time, date and location:             March 29, 1996, 10:00 a.m., New York
                                             City Time, Rogers & Wells, 200 Park
                                             Avenue, New York, New York 10166


          All the provisions contained in the document attached as Annex A hereto entitled "Duke Realty Investments, Inc. - Common Stock and Preferred Stock - Underwriting Agreement" are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

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



          Please accept this offer no later than 7 o' clock P.M. (New York City time) on March 25, 1996 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                         Very truly yours,


                         MERRILL LYNCH & CO.
                         MERRILL LYNCH, PIERCE, FENNER
                            & SMITH INCORPORATED
                         ALEX. BROWN & SONS INCORPORATED
                         A.G. EDWARDS & SONS, INC.
                         DEAN WITTER REYNOLDS INC.
                         McDONALD & COMPANY SECURITIES, INC.

                         BY:  MERRILL LYNCH, PIERCE, FENNER &
                              SMITH INCORPORATED

                         BY:  /s/ MARTIN J. CICCO
                              -----------------------
                              For themselves and as
                              Representatives of the
                              Underwriters named herein.

                              Name:   Martin J. Cicco
                              Title:  Managing Director


CONFIRMED AND ACCEPTED:
as of the date first above written


DUKE REALTY INVESTMENTS, INC.


BY:  /s/ DARELL E. ZINK, JR.
     ----------------------------------
     Name:  Darell E. Zink, Jr.
     Title: Executive Vice President
            and Chief Financial Officer

                                       3